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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in this registration statement (Form S-8) pertaining to the Rock-Tenn Company 2000 Incentive Stock Plan and the Rock-Tenn Company 1993 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated October 25, 2000, with respect to the consolidated financial statements of Rock-Tenn Company incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2000 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Atlanta, Georgia
June 4, 2001